As filed with the Securities and Exchange Commission on March 14, 2003.

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1283030 (IRS Employer Identification No.)

704 Quince Orchard Road,
Gaithersburg, Maryland 20877
(301) 721-3000
(Address and Telephone Number of Principal Executive Offices)

QUALIFIED ACE*COMM CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

GEORGE T. JIMENEZ
ACE*COMM CORPORATION
704 QUINCE ORCHARD ROAD
GAITHERSBURG, MARYLAND 20878
(301) 721-3000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
ARIEL VANNIER, ESQ.
VENABLE, BAETJER, HOWARD & CIVILETTI, LLP
1201 NEW YORK AVENUE, NW
SUITE 1000
WASHINGTON, DC 20005
(202) 962-4800

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock, par value $.01 per share	240,000	$.92	$220,800	$21

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends and the anti-dilution provisions of the Qualified ACE*COMM Corporation Employee Stock Purchase Plan, as amended (the “Plan”). The amount to be registered reflects the difference between the amount previously registered on the Registrant’s Form S-8 filed with the Commission on September 29, 1999 and the aggregate number of shares available under the Plan.

(2)	Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on March 7, 2003.

Explanatory Note

     This Registration Statement relates to Form S-8 Registration Statement No. 333-88079, filed on September 29, 1999, pursuant to which the Registrant registered 240,000 shares of common stock for issuance under the ACE*COMM Corporation Employee Stock Purchase Plan. The contents of that registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan. The Plan has been amended to increase the number of shares of common stock authorized to be issued thereunder from 240,000 shares to 480,000 shares. The previously paid filing fee associated with the referenced securities under the registration statement is $280.

PART I

     Not required to be included in this Registration Statement on Form S-8 pursuant to the Introductory Note to Part I of Form S-8.

PART II

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by ACE*COMM Corporation (Commission File No. 0-21059) (the “Registrant” or “Company”) are incorporated herein by reference:

(1)	The Registrant’s most recent Annual Report on Form 10-K, for the year ended June 30, 2002, originally filed with the Commission on October 1, 2002, as amended by a Report on Form 10-K/A, filed with the Commission on October 3, 2002 and as amended by a Report on Form 10-K/A, filed with the Commission on October 25, 2002), which Report, as amended, contains audited financial statements for the fiscal year ended June 30, 2002;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on November 14, 2002;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed with the Commission on February 14, 2003;

(4)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 16, 2003;

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 23, 2003;

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 30, 2003; and

(7)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on July 19, 1996, including any amendment or report filed to update the description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities, unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, Section 2-418(f) of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney’s fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Registrant has provided for indemnification of directors, officers, employees, and agents in Article VIII of its charter, as amended. This provision reads as follows:

     Section 1. Mandatory Indemnification.

     The Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

     Section 2. Discretionary Indemnification.

     If approved by the Board of Directors, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise or employee benefit plan to the extent determined to be appropriate by the Board of Directors.

     Section 3. Advancing Expenses Prior to a Decision.

     The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

     Section 4. Other Provisions for Indemnification.

     The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

     Section 5. Limitation of Liability of Directors and Officers.

     To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     Section 6. Effect of Amendment or Repeal.

     No amendment, modification or repeal of this charter, nor the adoption of any additional provision of this charter or the By-laws nor, to the fullest extent permitted by the Maryland General Corporation Law, any amendment, modification or repeal of law shall eliminate or reduce the effect of the provisions in this charter limiting liability or indemnifying certain persons or adversely affect any right or protection then existing thereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal, or adoption.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Plan is not subject to the requirements of the Employee Retirement Income Security Act (ERISA) and is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

4.1	Articles of Amendment and Restatement dated August 19, 1996 (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-12107)) and Articles of Amendment and Articles Supplementary dated October 15, 1996 (incorporated herein by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

4.2	Amended and Restated Bylaws, as amended (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-12107)).

4.3	Qualified ACE*COMM Corporation Employee Stock Purchase Plan (filed herewith).

5.1	Opinion of Venable, Baetjer, Howard & Civiletti, LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Venable, Baetjer, Howard & Civiletti, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in the Signature Page).

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gaithersburg in the State of Maryland on this 12th day of March, 2003.

ACE*COMM CORPORATION

/s/ George T. Jimenez George T. Jimenez Chief Executive Officer (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitute and appoints GEORGE T. JIMENEZ and LORETTA L. RIVERS, or either of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of March, 2003.

Signature	Capacity

/s/ George T. Jimenez	President, Chief Executive Officer and Director (Principal Executive Officer)

George T. Jimenez

/s/ Steven R. Delmar	Chief Financial Officer

Steven R. Delmar

/s/ Paul G. Casner, Jr.	Director

Paul G. Casner, Jr.

/s/ Gilbert A. Wetzel	Director

Gilbert A. Wetzel

/s/ Harry M. Linowes	Director

Harry M. Linowes

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Articles of Amendment and Restatement dated August 19, 1996 (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-12107)) and Articles of Amendment and Articles Supplementary dated October 15, 1996 (incorporated herein by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

4.2	Amended and Restated Bylaws, as amended (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-12107)).

4.3	Qualified ACE*COMM Corporation Employee Stock Purchase Plan (filed herewith).

5.1	Opinion of Venable, Baetjer, Howard & Civiletti, LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Venable, Baetjer and Howard, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in the Signature Page).